UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) January 22, 2009
KB HOME

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9195	95-3666267

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California	90024

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (310) 231-4000
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.03. Amendment to Restated Certificate of Incorporation
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-4.1
EX-4.2
EX-99.1

Explanatory Note
This Amendment No. 1 to Form 8-K is being filed to correct the Form 8-K filed by KB Home on January 27, 2009, which was incorrectly filed under Item 5.01 instead of Item 5.03.
Item 3.03. Material Modification to Rights of Security Holders.
     On January 22, 2009, the Board of Directors of KB Home (the “Company”) amended the Rights Agreement, dated as of February 4, 1999 and amended as of April 29, 2005 (the “Existing Rights Agreement”), by and between the Company and Mellon Investor Services LLC, as rights agent. Among other things, the amendment reduces the threshold at which a person or group becomes an “Acquiring Person” under the Rights Agreement from 15% to 4.9% of the Company’s then-outstanding common stock. The Rights Agreement, as amended, exempts any stockholder whose beneficial ownership as of 4:00 p.m., New York City time, on January 22, 2009 exceeded 4.9% of the Company’s then-outstanding common stock from becoming an “Acquiring Person” so long as any such stockholder does not acquire any additional common stock.
     Also on January 22, 2009, the Board of Directors adopted resolutions providing for the issuance of a series of Preferred Stock of the Company, par value $1.00 per share, designated as Series A Participating Cumulative Preferred Stock, as set forth in a Certificate of Designation of Series A Participating Cumulative Preferred Stock (the “Certificate of Designation”). The Certificate of Designation has become effective and constitutes an amendment to the Company’s Restated Certificate of Incorporation under Delaware law.
     The amendment to the Existing Rights Agreement is intended to maximize the long-term value of the Company’s deferred tax assets and related tax benefits. The Company’s ability to use its deferred tax assets could be substantially reduced if the Company experiences an “ownership change” under Section 382 of the Internal Revenue Code of 1986 (the “Code”). The calculation of an ownership change under the Code is based on ownership changes in the Company’s common stock by stockholders that own, or are deemed to own, 5% or more of the Company’s common stock, and changes are tested within a rolling three-year period. The Existing Rights Agreement, as amended, and the New Rights Agreement (as defined below) do not eliminate the possibility that an ownership change under the Code will occur, and there can be no assurance that such an ownership change will not occur. As of the date of this current report, the Company believes that such an ownership change has not occurred.
     The rights issued pursuant to the Existing Rights Agreement are in all respects subject to and governed by the provisions of the Existing Rights Agreement, as amended. Copies of the Existing Rights Agreement and the amendment are available free of charge from the Company. The foregoing description of the amendment to the Existing Rights Agreement and the Certificate of Designation is qualified in its entirety by reference to the full text of those documents, copies of which are incorporated herein by this reference.
     Further, on January 22, 2009, the Board of Directors declared a dividend distribution of one right for each share of the Company’s common stock outstanding at the close of business on March 5, 2009 (the “Record Date”), pursuant to the terms of a Rights Agreement, dated as of January 22, 2009 (the “New Rights Agreement”), by and between the Company and Mellon Investor Services LLC, as rights agent. The New Rights Agreement also provides, subject to specified exceptions and limitations, that common stock issued or delivered from the Company’s treasury after the Record Date will be entitled to and accompanied by the rights. The terms of the New Rights Agreement are substantially similar to those of the Existing Rights Agreement,

2

as amended. The New Rights Agreement will take effect upon the expiration of the rights issued pursuant to the Existing Rights Agreement, which is scheduled to occur at the close of business on March 5, 2009.
     Unless the rights issued pursuant to the New Rights Agreement are earlier exchanged or redeemed, they will expire on March 5, 2019, or on March 5, 2010 if the New Rights Agreement has not been approved by the Company’s stockholders prior to that date.
     The rights issued pursuant to the New Rights Agreement are in all respects subject to and governed by the provisions of the New Rights Agreement. Copies of the New Rights Agreement are available free of charge from the Company. The foregoing description of the New Rights Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is incorporated herein by this reference.
Item 5.03. Amendment to Restated Certificate of Incorporation
     The disclosure with respect to the Certificate of Designation under Item 3.03 above is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Number	Exhibit

3.1	Certificate of Designation of Series A Participating Cumulative Preferred Stock, dated as of January 22, 2009

4.1	Rights Agreement, dated as of January 22, 2009, by and between the Company and Mellon Investor Services LLC, as rights agent

4.2	Amendment, dated as of January 22, 2009, to the Rights Agreement, dated as of February 4, 1999 and amended as of April 29, 2005, by and between the Company and Mellon Investor Services LLC, as rights agent

99.1	Press Release, dated January 22, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KB HOME
By:	/s/ Wendy C. Shiba
	Name:	Wendy C. Shiba
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: January 28, 2009

EXHIBIT INDEX

Number	Description

3.1	Certificate of Designation of Series A Participating Cumulative Preferred Stock, dated as of January 22, 2009

4.1	Rights Agreement, dated as of January 22, 2009, by and between the Company and Mellon Investor Services LLC, as rights agent

4.2	Amendment, dated as of January 22, 2009, to the Rights Agreement, dated as of February 4, 1999 and amended as of April 29, 2005, by and between the Company and Mellon Investor Services LLC, as rights agent

99.1	Press Release, dated January 22, 2009